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                                                                    EXHIBIT 10.8

                             CONSULTING AGREEMENT

     This CONSULTING AGREEMENT ("Agreement") is made and entered into as of this
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13/th/ day of June, 2000, by and between Southwestern Life Holdings, Inc., a
Delaware corporation (the "Company"), and John Sharpe (the "Consultant").
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     WHEREAS, the Company desires to engage Consultant and Consultant has agreed to be engaged by the Company to consult with the Company as provided in this Agreement.

     NOW, THEREFORE, for and in consideration of the foregoing recital and the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

     1.   Duties.  Subject to the terms and conditions of this Agreement,
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Consultant shall assist the Company and its wholly-owned subsidiaries,
Southwestern Life Insurance Company and Security Life and Trust Co. (collectively, the "Subsidiaries") in reviewing and analyzing business opportunities (the "Services") but shall not be responsible for management of
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the Company or the Subsidiaries. Consultant shall provide the Services to the
Company and the Subsidiaries for a maximum of 80 hours per calendar month during the term of this Agreement. Consultant may provide Services at any location chosen by the Consultant, which location need not be the location of the Company's offices.

     2.   Compensation.
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          (a)  Consulting Fee.  During the term of this Agreement, the Company
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     shall pay Consultant a monthly consulting fee equal to $9,000 per month, payable in advance on the first business day of each calendar month.

          (b)  Office; Secretary; Parking.  During the term of this Agreement,
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     the Company shall furnish the Consultant with office space, secretarial support and parking at the Company's headquarters, each at no cost to the Consultant and shall reimburse the Consultant for the monthly (i) rent,
     (ii) telephone expenses, (iii) insurance expenses and (iv) electrical expenses incurred by the Consultant in connection with the operation of his offices located at 2305 Cedar Springs, Suite 410, Dallas, Texas provided, however, that such reimbursement shall not exceed $3,500 per month and shall not continue beyond January 31, 2003.

          (c)  Administrative Assistant.  During the term of this Agreement, the
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     Company shall directly engage (either as an employee or consultant of the
     Company) an assistant chosen by the Consultant to provide administrative
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     assistance to the Consultant. The assistant initially will be Jannette
     Stanley, who will work for 60-130 hours per month at an hourly rate of $30 per hour, payable by the Company directly to such assistant. The Company shall also provide the assistant with parking and office facilities at the Company's headquarters at no cost to the assistant. The Company acknowledges that a portion of the assistant's work hours may be devoted to assisting the Consultant in matters that are not related to the Services.

          (d)  Stock Options. Upon the execution and delivery of this Agreement,
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     the Company shall grant to the Consultant options to purchase 170,000 shares of common stock, par value $0.01 per share, of the Company, at an exercise price of $12.50 per share (subject to adjustment as provided in the instrument(s) granting such options). Such options shall be in full satisfaction of the Company's indication in its Plan of Reorganization that the Company would issue options for up to 225,000 shares to the Consultant. The options shall be assignable and transferrable by Consultant to any person. The options shall be fully vested upon issuance and shall be exercisable at any time during the period beginning on the date hereof and ending on the tenth anniversary of the date hereof.

          (e)  Discretionary Stock Options. During the term of this Agreement,
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     the Company may, in its sole discretion, grant to the Consultant (or to his designees) additional options to purchase shares of common stock, par value $0.01 per share, of the Company, at an exercise price and on such other terms as may be determined in connection with any such grant.

          (f)  Reimbursement of Expenses. During the term of this Agreement, the
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     Company shall reimburse Consultant for reasonable travel and other expenses incurred by Consultant in performing his obligations under this Agreement.

     3.   Term and Termination.  The term of this Agreement shall be the one-
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year period commencing on the date of this Agreement and ending on the one-year anniversary of such date; provided, that this Agreement shall automatically
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renew for an additional one-year term on such one-year anniversary date and on each such subsequent annual anniversary date unless either the Company or Consultant delivers written notice to the other party not later than 30 days prior to the date of the next applicable anniversary date to the effect that the notifying party wishes to terminate the automatic annual renewal of this Agreement.

     The Company may terminate this Agreement by written notice thereof the Consultant prior to the expiration of any one-year term, but shall immediately thereupon pay to the Consultant the remaining portion of the consulting fees that would have been payable to the Consultant during the remainder of such one-year term if this Agreement had not been so terminated. Consultant may terminate this

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Agreement at any time by written notice thereof to the Company and from and after the effective date of such termination, the consulting fees and the reimbursement obligations under Section 2(b) and (c) shall cease except for any accrued and unpaid amounts existing at the termination date.

     4.   Independent Contractor Status.  The parties hereby acknowledge and
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covenant that (i) Consultant is an independent contractor and will act exclusively as an independent contractor and not as an employee of the Company in performing the duties assigned hereunder, and (ii) the parties do not intend, and will not hold out that there exists, any partnership, joint venture, undertaking for a profit or other form of business venture or any employment relationship among the parties other than that of an independent contractor relationship.

     During the term of this Agreement, Consultant may perform consulting services for, be employed by, invest in or otherwise participate in connection with other business entities and individuals (including competitors of the Company) provided that Consultant shall not solicit any employees or insurance agents of the Company for any other company during the term of this Agreement and for one year after its termination.

     Consultant shall file all tax returns and reports required to be filed by him on the basis that Consultant is an independent contractor, rather than an employee, as defined in Treasury Regulation (S)31.3121(d)-1(c)(2), and Consultant shall indemnify the Company for the amount of any employment taxes paid by the Company as the result of Consultant not withholding employment taxes (excluding any penalties, interest or similar assessments) from the payments under this Agreement.

     5.   Indemnity. The Company shall provide to the Consultant in his capacity
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as an officer, director and agent (as applicable) of the Company (pursuant to this Agreement and/or the Company's Bylaws and Certificate of Incorporation) or of any Subsidiaries, indemnification to the fullest extent permitted by applicable law (including advancing defense costs and other expenses). The Company shall also purchase and keep in force for the benefit of all officers and directors of the Company (including the Consultant) directors and officers insurance coverage of not less than $__________________ in face amount. The Company shall also indemnify and defend Consultant and save Consultant harmless against any and all losses, costs, damages, expenses, judgments and liabilities (including without limitation reasonable attorney's and professional fees) directly or indirectly resulting from, arising out of or relating to one or more claims, lawsuits, causes of action or other legal actions and proceedings against or involving (including without limitation as a witness) Consultant (or an employee of Consultant), including but not limited to any state or federal environmental claims even if groundless, false or fraudulent, so long as the claim is alleged or determined, directly or indirectly, to arise out of, result from, relate to or be based upon, in whole or in part, the performance by Consultant of its duties under this Agreement, except and only to the extent that a loss is determined

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to be from intentional misconduct or gross negligence of Consultant. The indemnity set forth in this Agreement shall be in addition to, and not in limitation of, any rights the Consultant may have under law, the Company's Articles of Incorporation, the Company's Bylaws or any other agreement or understanding that entitles the Consultant (in any capacity) to indemnification and shall survive any termination of this Agreement or the Consultant's consulting arrangement with the Company. THE COMPANY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY REQUIRES THE COMPANY TO INDEMNIFY THE CONSULTANT FOR HIS OWN NEGLIGENCE.

     6.   Miscellaneous.
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          (a)  Validity.  The invalidity or unenforceability of any provision of
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     this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

          (b)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
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     IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, REGARDLESS OF THE LAWS
     THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

          (c)  Descriptive Headings.  The descriptive headings herein are
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     inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (d)  Counterparts.  This Agreement may be executed in several
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     counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          (e)  Amendments.  This Agreement may not be modified, amended, altered
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     or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          (f)  Assignability.  This Agreement shall not be assignable by any
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     party hereto without the prior written consent of the other party hereto and any purported assignment in contravention thereof shall be null and void and of no force and effect; provided, that any successor (by operation
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     of law) to the Company's rights hereunder shall be obligated hereunder to the same extent as the Company (including without limitation under Section
     5).

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                South western Life Holdings, Inc.


                                By: /s/ Steve R. Johnson
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                                Name: Steve R. Johnson
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                                Title: President and Chief Operating Officer
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                                CONSULTANT:


                                /s/ John Sharpe
                                ----------------------------------------------
                                John Sharpe

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